Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2015 of ALPS Series Trust (the “Company”).
I, Jeremy O. May, the President and Principal Executive Officer of the Company, certify that:
(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.
By:	/s/ Jeremy O. May
Jeremy O. May
President (Principal Executive Officer)

Date:	June 3, 2015

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2015 of ALPS Series Trust (the “Company”).
I, Kimberly R. Storms, Treasurer and Principal Financial Officer of the Company, certify that:
(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.
By:	/s/ Kimberly R. Storms
Kimberly R. Storms
Treasurer (Principal Financial Officer)

Date:	June 3, 2015